Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Umami Sustainable Seafood Inc. (the "Company") on Form 10-Q for the quarter ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Oli Valur Steindorsson, Chief Executive Officer, and Tim Fitzpatrick, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to the best of our knowledge:

(1)	This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Oli Valur Steindorsson
Oli Valur Steindorsson

President, Chief Executive Officer
(Principal Executive Officer)

/s/ Tim Fitzpatrick
Tim Fitzpatrick

Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	February 10, 2012

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.